UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2014

GulfSlope Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51638	16-1689008
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 City West, Suite 800
Houston, Texas  77042
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (281) 918 4100

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets

On May 27, 2014, GulfSlope Energy, Inc. (the “Company”) completed the requirements to obtain a lease on  Ship Shoal, South Addition Block 348, which the Company bid on at the March 2014 Central Gulf of Mexico Lease Sale 231 conducted by the Bureau of Ocean Energy Management (“BOEM”).  The Company completed the requirements to obtain Ship Shoal, South Addition Block 348 by executing the lease agreement and wiring to the BOEM $159,409, which is the outstanding bid amount and the first year lease payment for the block.  The on-going annual lease payment for Ship Shoal, South Addition Block 348 is $35,000. Ship Shoal, South Addition Block 348 comprises 5,000 acres in the Central Gulf of Mexico in water depths of less than 1,000 feet. The expiration of the lease for Ship Shoal, South Addition Block 348 is June 2019.

Item 7.01  Regulation FD Disclosure.

At the annual meeting scheduled for 10:00 AM (Central Time) on May 29, 2014, the Company intends to disclose that on May 22, 2014, the Company was notified by the BOEM that it was awarded leases on the blocks set forth below.  These leases comprise 33,210 acres in the Central Gulf of Mexico in water depths of less than 1000 feet.  The Company has not completed the requirements to obtain leases on these blocks.  On or before June 10, 2014, the Company intends to complete the requirements to obtain the leases on these blocks, which will require the Company to  execute  lease agreements for each block and to wire to the BOEM the outstanding bid amount including the first year lease rental payments for each block.

Awarded Blocks	Outstanding Bid Amount and 1ST year Lease Payment
Ship Shoal, South Addition Block 328	$ 520,285
Ship Shoal, South Addition Block 336	$ 601,166
Ewing Bank Block 870	$ 243,778
Ewing Bank Block 904	$ 46,554
Ewing Bank Block 914	$ 243,778
Ewing Bank Block 948	$ 187,769

 The information in this Item 7.01 on Form 8-K shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.  This Item 7.01 on Form 8-K will not be deemed an admission as to the materiality of any information in the Report that is required to be disclosed solely by Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  May 29, 2014.

GULFSLOPE ENERGY, INC.

By:	/s/ John N. Seitz
John N. Seitz, Chief Executive Officer